UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 18, 2018, ReShape Lifesciences Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report that effective as of December 17, 2018, the Company completed the transactions contemplated by the Asset Purchase Agreement with Apollo Endosurgery, Inc. (“Apollo”) pursuant to which the Company acquired from Apollo substantially all of the assets exclusively related to Apollo’s Lap-Band product line and Apollo acquired from the Company substantially all of the assets exclusively related to the Company’s ReShape Balloon product line. In addition, the Company agreed to pay Apollo $17 million in cash, of which $10 million was paid at the closing of the transaction, $2 million is payable on the first anniversary of the closing date, $2 million is payable on the second anniversary of the closing date, and $3 million is payable on the third anniversary of the closing date.

This Amendment No. 1 to the Original Report is being filed to provide certain pro forma financial information giving effect to the Company’s sale of the assets of the ReShape Balloon product line as required by Item 9.01(b) of Form 8-K

Item 9.01                                           Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The unaudited pro forma financial information giving effect to the Company’s sale of the assets of the ReShape Balloon product line as required by Item 9.01(b) of Form 8-K are attached hereto as Exhibit 99.1. The pro forma financial information does not include information related to fiscal year 2016 because the Company did not acquire the assets related to the ReShape Balloon product line until October 2017.

(d)  Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: December 21, 2018